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                                   EXHIBIT 3.3

                                   BY-LAWS OF
                              VITECH AMERICA, INC.



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                                     BY-LAWS
                                       OF
                              VITECH AMERICA, INC.
                             ----------------------

                                    ARTICLE I
                             MEETING OF SHAREHOLDERS

                  Section 1.  ANNUAL MEETINGS:

         The annual meeting of the shareholders shall be held on the 3rd Monday in the month of June of each and every year for the election of Directors of the corporation and the transaction of any business which may be brought before the meeting; provided, however, that when such date shall fall upon a legal holiday the meeting shall be held on the next succeeding business day.

         Section 2. SPECIAL MEETING:

         Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the shareholders who hold at least one-tenth of the outstanding shares having the right and entitled to vote at such meeting. A meeting requested by shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made. The notice of the meeting shall be issued by the Secretary or by the President, unless the President, Board of Directors, or stockholders requesting the calling of the meeting shall designate another person to do so.



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         Section 3. PLACE:

         Meetings of shareholders may be held either within or without the State of Florida. Unless otherwise directed by the Board of Directors, meetings of the shareholders shall be held at the principal offices of the corporation in the State of Florida.

         Section 4. NOTICE:

         Notice in writing shall be given by the Secretary or by the Assistant Secretary or by the President or any Vice President of all meetings of shareholders to the holders of shares having the right and entitled to vote at such meeting, and said notice shall be mailed to each such shareholder at such shareholder's address as shown upon the stock book or other records of the corporation. Such notice shall state the day, the hour, and the place of said meeting, and must be delivered, by mail or personally, not less than ten (10) nor more than sixty (60) days before the date set for such meeting. Such notice shall be sufficient for said meeting and any adjournment thereof. If any shareholder shall transfer any of his shares after notice, it shall not be necessary to notify the transferee.

         Section 5. WAIVER OF NOTICE AND VALIDATION:

         By written consent of any shareholder, either before, at or after any meeting, the minimum time required for giving notice of such meeting may be waived as to such shareholder. Any shareholder may waive notice of any meeting either before, at, or after such meeting.

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         Section 6. RECORD DATE:

         The Board of Directors may fix a date not less than ten (10) or more than sixty (60) days prior to the date set for a meeting of shareholders as the record date as of which the shareholders of record who have the right to and are entitled to notice of and to vote at the meeting and any adjournment thereof shall be determined.

         Section 7. VOTING:

         Each shareholder having the right and entitled to vote at a meeting of shareholders shall be entitled, at each meeting and upon each proposal presented at such meeting, to one (1) vote for each share having the right and entitled to vote at such meeting, recorded in his name on the books of the corporation on the record date fixed as provided in Section 6 of this Article, or if no such record date was fixed, on the day of the meeting. The books of record of shareholders shall be produced at any shareholders' meeting upon the request of any shareholder. Shares of its own stock owned by this corporation shall not be voted, directly or indirectly, or counted as outstanding for the purpose of any shareholders' vote.

         Section 8. OMISSION OF MEETING:

         If the annual meeting of the shareholders be not held as herein provided on the date herein specified, the election of Directors may be held at any meeting thereafter called pursuant to these By-Laws.

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         Section 8. Omission of Meeting:

         Any shareholders' meeting, at which a quorum is present in person or by proxy, may be adjourned from day to day or from time to time by the vote of the holders of a majority of the shares having the right and entitled to vote at such meeting. In case there be no quorum present on the day fixed for any shareholders' meeting, by vote of the shareholders of a majority of the shares having the right and entitled to vote thereat, such meeting may be adjourned from time to time until a quorum be obtained, or may be adjourned sine die. At any adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting.

         Section 10. QUORUM:

         The presence of the holders of at least a majority of the outstanding shares having the right and entitled to vote at any meeting, either in person or by proxy, shall be necessary to constitute a quorum at any shareholders' meeting. Shares of its own stock owned by the corporation shall not be counted as outstanding for the purpose of any quorum.

         Section 11. PROXIES:

         At any meeting of shareholders or any adjournment thereof, any shareholder of record having the right and entitled to vote thereat may be represented and vote by a proxy appointed by an instrument in writing. Before any such written proxy is voted, it shall be filed with the Secretary. In the event that any such

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instrument shall designate two (2) or more persons to act as proxies, a majority of such person present at the meeting, or, if only one (1) be present, that one
(1) shall have all of the powers conferred by the instrument upon all the persons so designated unless the instrument shall otherwise provide. Any question as to the validity, sufficiency or effectiveness of any such written instrument purporting to appoint a proxy or proxies, shall be submitted to the shareholders present or represented at said meeting, and the vote of the holders of a majority of the shares entitled to vote thereat shall be conclusive upon all such questions. No such written instrument shall be valid after the expiration of eleven (11) months from the date thereof, unless such instrument, on its face, shall name a longer period for which it is to remain in force.

                                   ARTICLE II
                                    DIRECTORS

         Section 1. FUNCTION:

         The business of this corporation shall be managed and its corporate powers exercised by the Board of Directors.

         Section 2. NUMBER:

         The Board of Directors shall consist of one (1) or more members. The provisions of this Section relating to the number of Directors constituting the Board of Directors may be amended, changed or altered only by vote of the holders of a majority of the shares present and having the right and entitled to vote at any duly convened meeting of such shareholders at which a quorum is present.


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         Section 3. QUALIFICATION:

         All of the members of the Board of Directors shall be of full age but need not be residents of the State of Florida. It shall not be necessary that a Director be a stockholder of the corporation.

         Section 4. ELECTION AND TERM:

         The Directors shall be chosen at the annual meeting of the shareholders and, unless otherwise provided in the articles of incorporation, by a plurality of the votes cast at such election. The term of office of such Directors shall be for one (1) year, from the date of the annual meeting of the shareholders at which elected until the date of the next succeeding annual meeting of the shareholders. Directors shall hold office until the election and qualification of their successors.

         Section 5. VACANCIES:

         Any vacancy in the Board of Directors, or executive committee of the corporation, caused by an increase in the number of the Directors or executive committee, or by death, resignation, disqualification or other cause, may be filled by the remaining Director or Directors in office, although less than a quorum, by the affirmative vote of a majority thereof, and the person so chosen to fill any such vacancy shall hold office until the next annual meeting of the shareholders, and until his successor shall have been elected and shall have qualified.



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         Section 6. REMOVAL:

         Any Director shall be subject to removal for cause at any time by vote of a majority of the shares represented and having the right and entitled to vote at any duly convened meeting of such shareholders at which a quorum is present; and, shall be subject to removal without cause at any time by vote of a majority of the shares issued and outstanding and having the right to vote at any meeting of such shareholders lawfully held.

         Section 7. ANNUAL AND REGULAR MEETINGS:

         Immediately after the annual meeting of the shareholders, there shall be held the annual meeting of the Board of Directors to elect officers of the corporation for the ensuing year, and to transact other business brought before the meeting. Regular meetings of the Board of Directors shall be those held at specified intervals during the year. Regular meetings, if held, shall be held at such stated time as the Directors shall direct, or in the absence of such direction, at such stated time as may be directed by the President. In case the day appointed for a regular meeting falls upon a legal holiday, such meeting shall be held on the next succeeding business day, at the same hour.

         Section 8. SPECIAL MEETINGS:

         Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President, or by any two (2) Directors.



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         Section 9. PLACE OF MEETING:

         Any meeting of the Board of Directors may be held either within or without the State of Florida. Unless otherwise directed by the Board of Directors, the annual meeting of the Board of Directors shall be held at the principal offices of the corporation in the State of Florida. Regular and special meetings of the Board of Directors shall be held at said principal offices of the corporation, or at such other place as may be designated by the vote or written consent of a majority of the Directors, or in the absence of such vote or written consent, at such place as may be designated by the officer or Directors calling such meeting.

         Section 10. OMISSION OF MEETING:

         If the annual meeting of the Board of Directors be not held as herein provided on the date herein specified, the election of officers may be held at any meeting thereafter held pursuant to these By-Laws.

         Section 11. ADJOURNMENTS:

         Any meeting of the board of Directors at which a quorum is present may be adjourned from day to day or from time to time by a vote of a majority of the Directors present and voting at such meeting. In case there be no quorum present on the day fixed for any meeting of the Board of Directors, by vote of a majority of the Directors present and voting, the same may be adjourned from time to time until a quorum be obtained, or may be adjourned sine die. At any adjourned meeting at which a quorum be present, any business may be transacted which might have been transacted at the original meeting.


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         Section 12. QUORUMS:

         The presence of a majority of all the Directors shall be necessary at any meeting of the Board of Directors to constitute a quorum to transact business. The act of a majority of the Directors present and voting at a meeting where a quorum is present shall be the act of the Board of Directors.

         Section 13. NOTICE OF MEETINGS:

         Notice in writing shall be given to each Director by the Secretary or by an Assistant Secretary or the President or any Vice President of all meetings of the Board of Directors. Said notice may be given by telegraphic message, or by leaving such written notice in an envelope addressed to him at his residence or place of business, or such notice may be given by mailing same to such Director at his address as shown on the records of the corporation, and such notice, if served on such Director as herein provided other than by mail, must be served at least two (2) days before the time appointed for the meeting, and if given by mail as herein provided, must be mailed to such Director at least three (3) days before the time appointed for the meeting. Such notice shall state the day, hour, and the place of said meeting.

         Section 14. WAIVER OF NOTICE AND VALIDATION:

         By written consent of any Director, either before, at or after any meeting, the minimum time required for giving notice of such meeting, or any other matter required to be contained in any

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written notice of a meeting may likewise be waived as to such Director. Any
Director may waive notice of any meeting either before, at or after such meeting.

         Section 15. EXECUTIVE COMMITTEE:

         The Board of Directors shall have the power, by resolution adopted by a majority of all the Directors of the corporation, to designate from among its members an executive committee, and one or more other committees each of which, to the extent authorized by such resolution, may have and may exercise all of the powers of the Board of Directors, except as may be otherwise limited by law. The committees shall keep regular minutes of all business transacted by them, and of all actions taken in connection with the affairs of the corporation.

                                   ARTICLE III
                                    OFFICERS

         Section 1. OFFICERS, ELECTION AND TERMS OF OFFICE:

         The principal officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, as the Board of Directors may from time to time direct. The Board of Directors shall have the power to create and fill by appointment, for such term as they may see fit, such offices as Assistant Secretary, Assistant Treasurer, and such other offices as it may see fit, and to prescribe such duties for them to perform as may be deemed necessary. The Board of Directors may also appoint or authorize the appointment of agents and prescribe, or authorize the prescribing of, such duties for them to perform, as the Board may deem advisable. The Board of Directors may elect a Chairman of

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the Board to preside at its meetings, if it sees fit to do so. One person may hold more than one office in the corporation except that no one person may at any time hold the offices of both President and Secretary of the corporation, or the offices of both President and Vice President of the corporation. All of said officers shall be chosen annually by the Board of Directors at the annual meeting thereof, by a plurality of the votes cast, and shall hold their respective offices from the date of the annual meeting of the Board of Directors at which elected until the time of the next succeeding annual meeting of the Board of Directors, and such officers shall hold their respective offices until their successors are chosen and qualified in their stead. In its discretion, the Board of Directors may leave unfilled for any period of time any office of the corporation except that of President, Secretary or Treasurer.

         Section 2. REMOVAL:

         Any officer elected by the Board of Directors shall be subject to removal, with or without cause, at any time, by the affirmative vote of a majority of the whole Board of Directors. All agents and employees, other than those elected or appointed by the Board of Directors, shall hold office at the discretion of the committee or the officer appointing them.

         Section 3. VACANCIES:

         Any vacancy occurring in the office of the President, any Vice President, the Secretary, or the Treasurer of the corporation shall be filled for the remainder of the year, and until their successors are duly elected and qualified, by the Board of Directors.


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         Section 4. PRESIDENT:

         The President shall be the chief executive officer of the corporation, subject to the directions of and limitations imposed by the Board of Directors, and shall perform all the duties and have all the power usually pertaining and attributed by law or otherwise to the office of the President of the corporation, except as may be expressly limited by the Board of Directors. The President shall coordinate and supervise the activities of all other officers of the corporation. The President shall, from time to time, call special meetings of the Board of Directors when he deems it necessary so to do, or whenever the requisite number of members of the Board of Directors shall request him in writing so to do. He shall preside at all meetings of the shareholders and, unless a Chairman of the Board of Directors has been elected and is present, shall preside at all meetings of the Board of Directors. The President, unless some other person is thereunto expressly authorized by resolution of the Board of Directors, shall sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and papers in the name of the corporation and on its behalf, subject, however, to the control, when exercised, by the Board of Directors. He shall, at each annual Meeting, present a report of the business and affairs of the corporation, and shall, whenever requested, report to the Board all matters within his knowledge which the interest of the

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corporation may require be brought to the attention of the Directors. The
President shall have the power to employ and terminate the employment of all such subordinate officers, agents, clerks, and other employees not herein provided to be selected by the Board, as he may find necessary to transact the business of the corporation, and shall have the right to fix the compensation thereof.

         Section 5. VICE PRESIDENT:

         The Vice Presidents shall have the powers and perform much duties as may be delegated to them, respectively, by Board of Directors, or, in the absence of such action by the Board, then by the President. In case of the death, absence or inability of the President to act, except as may be expressly limited by action of the Board of Directors, and unless and until the Board of Directors has appointed a President Pro Tempore, any Vice President may, and any one of them expressly designated by the Board of Directors shall, perform the duties and exercise the powers of the President following such death of the President or during the absence or inability of the President to act; and, concurrently with the President, shall at all times have the power to sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and documents in the name of the corporation on its behalf which the President is authorized to do, but subject to the control and authority at all times of the Board of Directors.

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         Section 6. PRESIDENT PRO TEMPORE:

         In came of the death, absence or inability of the President to act, the Board of Directors, in its discretion, may appoint a President Pro Tempore who shall exercise the powers and duties of the President until the return of the President or until the President in again able to act, or until a successor to the President has been duly elected.

         Section 7. SECRETARY:

         The Secretary shall keep minutes of all meetings of the shareholders and the Board of Directors in a book or books to be kept for such purposes, and also, when so requested, the minutes of all meetings of committees in a book or books to be kept for such purposes. He shall attend to giving and serving of all notices, and he shall have charge of all books and papers of the corporation, except those hereinafter directed to be in charge of the Treasurer or except as otherwise expressly directed by the Board of Directors. He shall keep the stock certificate book or books. The secretary shall be the custodian of the seal of the corporation. The Secretary shall sign with the President, or with a Vice President, all certificates of stock as the Secretary of this corporation and as Secretary affix or cause to be affixed thereto the seal of the corporation. The Secretary may sign with the President, or with a Vice President, in the name of the corporation and on its behalf, all contracts, deeds, mortgages, bonds, notes and other papers, instruments and documents, except as otherwise expressly provided by the Board of Directors, and as

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Secretary shall affix the seal of the corporation thereto. Under the direction of the Board of Directors or the President, the Secretary shall perform all the duties usually pertaining to the office of Secretary and shall perform such other duties as may be prescribed by the Board of Directors or the President.

         Section 8. ASSISTANT SECRETARY:

         The Assistant Secretary shall have such powers and perform such duties an may be delegated to him by the Board of Directors or the President; and, in the case of the death, absence, or inability of the Secretary to act, whether temporary or not, he may exercise the powers and duties of the Secretary. The Assistant Secretary may, together with the President or with a Vice President, sign certificates of stock, contracts, and other instruments and documents involving the carrying on of the business of the corporation which the Secretary is authorized to sign, which power shall be concurrent with the power of the Secretary.

         Section 9. TREASURER:

         The Treasurer shall have the custody of all the funds and securities of the corporation, except as may be otherwise provided by the Board of Directors, and shall make such disposition of the funds and other assets of the corporation as may be directed by the Board of Directors. He shall keep, or cause to be kept, a record of all money received and paid out, and all vouchers and receipts given therefor, and all other financial transactions of the corporation. He shall have general charge of all financial books, vouchers and papers belonging to the corporation or pertaining to

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its business. He shall render an account of the corporation's funds at each annual meeting of the Board of Directors and at such other meetings as he may be requested, and he shall make an annual statement of the finances of the corporation. If at any time there is a person designated as Comptroller of the corporation, the Treasurer may delegate to such Comptroller such duties and powers as the Treasurer may deem proper. The Treasurer shall perform such other duties as are usually incident by law or otherwise to the office of the Treasurer, and as he may be directed or required by the Board of Directors of the President.

         Section 10. ASSISTANT TREASURER:

         The Assistant Treasurer shall have such powers and shall perform such duties as may be delegated to him by the Board of Directors or the President or the Treasurer; and in case of the death, absence or inability of the Treasurer to act, he may exercise the powers and duties of the Treasurer.

         Section 11. SUBORDINATE OFFICERS:

         In all cases where the duties of subordinate officers and the duties of agents or employees of the corporation are not specifically prescribed by the By-Laws or resolution of the Board of Directors, such officers, agents, and employees shall obey the orders and instructions of the President. The President may, with or without the consent of the Board of Directors, suspend or remove any subordinate officer, agent or clerk or other employee of the corporation who has not been elected to such office by the Board of Directors.

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                                   ARTICLE IV
                            FUNDS OF THE CORPORATION

         Section 1. DEPOSIT:

         All moneys of the corporation or under its charge deposited in any bank or other place of deposit shall be deposited to the credit of the corporation in its corporate name, unless otherwise expressly directed by the Board of Directors.

         Section 2. EVIDENCE OF INDEBTEDNESS:

         All bonds, notes, mortgages and other evidences of indebtedness of the corporation shall be signed by the President, or by a Vice President or the President Pro Tempore, in case such has been appointed, and no such instrument shall be valid or binding without being so signed; and all such instruments may be attested by the Secretary or the Assistant Secretary.

         Section 3. CHECKS:

         All checks or warrants drawn upon funds of the corporation shall be in such form and signed and countersigned as the Board of Directors may be resolution direct.

                                    ARTICLE V
                                    DIVIDENDS

         The Board of Directors may at any time declare and direct the payment of a dividend from the net earnings of the corporation or from the surplus of the assets over the liabilities, including capital, as the Board of Directors may deem prudent or wise; and the Board of Directors shall have the power to carry any part or all of the net earnings to the surplus account or accounts, or for use in improvements or otherwise, as it shall deem most advisable; and the Board of Directors shall have the power to determine what


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constitutes net earnings, profits and surplus respectively, and what amount, if any, shall be used for the purpose of declaring any paying dividends. If and when the Board of Directors shall so determine, dividends may be paid in stock.

                                   ARTICLE VI
                                      SEAL

         The seal of this corporation shall be circular and shall have inscribed therein the name of the corporation and such other words and figures and in such design as may be prescribed by the Board of Directors, and may be facsimile, engraved, printed, or an impression, or other type seal.

                                   ARTICLE VII
                                      STOCK

         Section 1. CERTIFICATES OF STOCK:

         Certificates of stock shall be numbered and registered in order in which they are issued. They shall be signed by the President or Vice President, and by the Secretary or Assistant Secretary, and the seal of the corporation shall be affixed thereto. All stock certificates shall be bound in a book, and shall be issued in consecutive order therefrom, and on the margin of the stub of each certificate shall be entered the name of the person to whom such certificate is issued, the number of shares issued, and the date thereof.

         Section 2. LOST CERTIFICATES:

         Any shareholder claiming a certificate of stock to be lost or destroyed shall make affidavit or affirmation of that fact and the fact that he is the owner and holder thereof, and give

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notice of the loss or destruction of same in such manner an the Board of
Directors may require, and shall give the corporation a bond of indemnity in form, and with one or more sureties satisfactory to the Board of Directors, which shall be at least double the value of all the shares of stock represented by such certificate, payable as may be required by the Board of Directors to protect the corporation and any person injured by the issuance of the new certificate from any liability or expense which it or they may be put to or incur by reason of the original certificate remaining outstanding, whereupon the President or Vice President and the Secretary or Assistant Secretary may cause to be issued a new certificate in the same tenor as the one alleged to be lost or destroyed, but always subject to approval of the Board of Directors.

         Section 3. TRANSFER:

         (A) Transfers of shares shall be made only on the books of the corporation by the holder, in person, or by at attorney-in-fact under a power of attorney duly executed by such shareholder and filed with the Secretary with written direction for the transfer, upon surrender of the original certificate for such shares and upon the payment of all indebtedness by such shareholder to the corporation, and the possession of a certificate of stock (as between the holder and the corporation) shall not be regarded as evidence of ownership of the same in any person other than the registered owner until the transfer thereof is duly made on the books of the corporation. No transfer of stock shall be valid

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against this corporation until it shall have been effected and registered upon the corporation's books in the manner herein provided.

         (B) On the transfer of any shares, each certificate shall be receipted for and such receipt shall be attached to the margin or stub of such certificate in the certificate book. When such certificate is delivered by the corporation by registered or certified mail, the return receipt of such registered or certified mail shall be sufficient as the receipt herein provided for. All certificates exchanged or surrendered to the corporation shall be cancelled by the Secretary or Assistant Secretary and affixed in their original places in the certificate book, and no new certificates shall be issued until the certificate for which it replaces is cancelled and returned to its original place in said book, except as provided in Section 2 of this Article pertaining to lost or destroyed certificates.

         (C) If the holder of any shares of stock of the corporation shall have entered into an agreement with any other holder of any shares of stock of the corporation or with the corporation, or both, relating to a sale or sales or transfer of any shares of stock of the corporation, or wherein or whereby any restriction or condition is imposed or placed upon or in connection with the sale or transfer of any shares of stock of the corporation, and if a duly executed or certified copy thereof shall have been filed with the Secretary of the corporation, none of the shares of stock covered by such agreement or to which it relates,

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of any such contracting shareholder, shall be transferred upon the books of the corporation until there has been filed with the Secretary of the corporation evidence, satisfactory to the Secretary of the corporation, of compliance with such agreement, and any evidence, of any kind or quality, of compliance with the terms of such agreement which the Secretary deems satisfactory or sufficient, shall be conclusive upon all parties interested; provided, however, that neither the corporation nor any director, officer, employee or transfer agent thereof shall be liable for transferring or effecting or permitting the transfer of any such shares of stock contrary to or inconsistent with the terms of any such agreement, in the absence of proof of willful disregard thereof or fraud, bad faith or gross negligence on the part of the party to be charged; provided further, that the certificate of the Secretary, under the seal of the corporation, bearing the date of its issuance by the Secretary, certifying that such an agreement is or is not on file with the Secretary, shall be conclusive as to such fact so certified for a period of five (5) days from date of such certificate, with respect to the rights of any innocent purchaser or transferee for value of any such shares without actual notice of the existence of any such restrictive agreement.

         Section 4. STOCK BOOK:

         The corporation shall keep at its office in the State of Florida, or in the office of its transfer agent wherever located, a book (or books, if more than one kind, class or series of stock is outstanding) to be known as the stock book, containing the

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names, alphabetically arranged, with the address of every stockholder, showing the number of shares of each kind, class or series of stock held of record by him. If the stock book is kept in the office of the transfer agent, the corporation shall keep at its office in the State of Florida copies of the stock lists prepared from the stock book as sent to it from time to time by the transfer agent. The stock book or books shall show the current status, but if the transfer agent is located elsewhere, a reasonable time shall be allowed for transit of mail.

                                  ARTICLE VIII
                              AMENDMENT OF BY-LAWS

         Section 1. BY THE DIRECTORS:

         Except as in these By-Laws hereinbefore provided with respect to any amendment changing the number of members of the Board of Directors, these By-Laws may be repealed, altered, amended, added to, or modified by a majority vote of the Directors present and voting at any annual or regular meeting of the Board of Directors, without notice; or at any special meeting of the Board of Directors if notice that a proposal would be presented at the special meeting for repeal, alteration, amendment, adding to, or modifying the By-Laws was included in the notice of the meeting, unless waived in writing by a majority of the Directors.

         Section 2. BY THE SHAREHOLDERS:

         The provisions of these By-Laws may be repealed, altered, amended, added to, or modified by vote of a majority of the shares entitled to vote thereof represented at any special meeting of the



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shareholders if notice of the proposed action was included in the notice of such special meeting, or is waived in writing by the holders of a majority of the shares entitled to vote thereon.








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